UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §.240.14a-12

FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877

Dubuque, Iowa 52004-0877

October 21, 2009

Office of the Chairman of the Board

Dear Shareholder:

You are cordially invited to attend the Annual Shareholders’ Meeting on Monday, December 7, 2009, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

Time will be provided for shareholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with shareholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting, but we may request to see some identification to establish that you are a shareholder of the Company.

The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen

Chairman of the Board

Record Date:	October 8, 2009
Date of Meeting:	December 7, 2009
Time:	2:00 p.m.
Place:	Hilton Minneapolis 1001 Marquette Avenue Minneapolis, MN 55403

IMPORTANT

Whether you own one share or many, each shareholder is urged to vote, date, sign and return the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

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FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877

Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 7, 2009

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 7, 2009 at 2:00 p.m. for the following purposes:

1.

To elect four (4) Class II Directors to serve until the year 2012 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).

2.	To consider and act upon a proposal to approve the 2009 Stock Option Plan (Proposal II).

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

October 8, 2009 has been fixed as the record date for the determination of common shareholders entitled to notice of, and to vote at, the meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy E. Hall

Secretary

October 21, 2009

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

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FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877

Dubuque, Iowa 52004-0877

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

December 7, 2009

This proxy statement and the accompanying proxy is solicited on behalf of the Board of Directors, referred to as the Board, of Flexsteel Industries, Inc., referred to as the Company or Flexsteel, to be used at the Annual Meeting of Shareholders to be held on Monday, December 7, 2009, and any adjournments or postponements of the meeting, for the purposes set forth in the notice of meeting accompanying this proxy statement.

The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to shareholders is October 21, 2009.

PROXIES AND VOTING

Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the meeting. A shareholder can change his or her proxy or vote in one of three ways:

•	send a signed notice of revocation to our Secretary to revoke the previously given proxy;

•	send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or

•

attend the meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance at the meeting alone will not revoke any proxy that the shareholder has previously given.

If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the meeting. Once voting on a particular matter is completed at the meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the meeting and at any adjournments or postponements of the meeting. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote. Execution of the proxy will in no way affect a shareholder’s right to attend the meeting and vote in person. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of James R. Richardson, Patrick M. Crahan, Robert E. Deignan and Mary C. Bottie as Class II Directors (Proposal I) and FOR the approval of the 2009 Stock Option Plan (Proposal II). Each of the above named director nominees have been previously elected by the shareholders.

As of the close of business on October 8, 2009, the record date for determining shareholders entitled to notice of, and to vote at, the meeting, the Company had 6,576,373 outstanding shares of common stock, par value $1.00 per share, which is the only class of the Company’s capital stock entitled to vote at the meeting. Each share of common stock issued and outstanding as of the record date is entitled to one vote upon each matter to be presented at the meeting, and cumulative voting for directors is not permitted. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the meeting, must be present in person or represented by proxy before action may be taken at the meeting.

Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting who will be present at the meeting. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of the director nominees named in this proxy statement. For Proposal No. I, the election of Class II Directors, the four nominees that receive the highest number of “FOR” votes will be elected. For Proposal No. II, the approval of the 2009 Stock Option Plan, the affirmative vote of the holders of a majority of the shares of common stock represented in person or proxy and entitled to vote will be required for approval. A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A proxy voted “ABSTAIN” with respect to Proposal No. II will not be voted, although it will be considered present and entitled to vote, and thus has the same effect as a negative vote. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.

EXPENSE OF SOLICITATION

The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

Our Restated Articles of Incorporation, as amended, permit the election of thirteen Directors. The Board currently consists of ten persons divided into three classes. At this time, the Board has determined to maintain the size of the Board at ten members. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

The Board has nominated, based on the recommendation of the Nominating and Compensation Committee, James R. Richardson, Patrick M. Crahan, Robert E. Deignan and Mary C. Bottie for election as Class II Directors of the Company. The Class II Directors’ next term expires at the 2012 Annual Meeting or upon their respective successors being elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy. All of the nominees have been previously elected by the shareholders.

All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the

Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Board recommends a vote for its Director nominees named in this proxy statement. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

PROPOSAL II

APPROVAL OF 2009 STOCK OPTION PLAN

The Nominating and Compensation Committee, recognizing that insufficient shares are available to provide further grants of stock options under the existing 2006 Stock Option Plan, advised the Board that it is in the interest of the Company to continue its longstanding practice of making stock options available to those employees responsible for significant contributions to the Company’s business. The Nominating and Compensation Committee believes that the equity stake in the growth and success of the Company afforded by stock options provides such key employees with an incentive to continue to energetically apply their talents within the Company. Accordingly, on June 8, 2009, the Board, acting on the recommendation of the Nominating and Compensation Committee, unanimously approved the 2009 Stock Option Plan (the “Plan”) and directed that it be submitted for consideration and action at the Annual Meeting of Shareholders.

The following is a brief but not comprehensive summary of the Plan which continues a practice that began at the Company in 1969. The complete text is attached as Appendix A and reference is made to such Appendix for a complete statement of the provisions of the Plan. The Plan provides for the granting of options to purchase up to 500,000 shares of the Company’s common stock, to be drawn from authorized but unissued shares and/or from shares acquired by the Company, including on the open market. The number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company. Shareholders would have no preemptive rights with regard to shares allotted to the Plan. The Plan would be administered by the Company’s Nominating and Compensation Committee which is composed of five directors who are not employees of the Company. Each member of the Nominating and Compensation Committee must be a “Non-Employee Director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the 1934 Act. No member of the Nominating and Compensation Committee is eligible to receive options under the Plan except automatic formula grants as a director. Participants would be selected by the Nominating and Compensation Committee from among key employees of the Company, a group consisting of approximately twenty persons. Optionees would be selected on the basis of demonstrated ability to contribute substantially to the effective management of the Company. The Nominating and Compensation Committee would determine both the number of optionees and the number of shares to be optioned to any individual under the Plan. The Board would be able to amend the Plan without further approval by the shareholders, except insofar as such approval is required by law.

Under the Plan, nonstatutory stock options are automatically granted to non-employee directors of the Company. Each person who is a non-employee director is granted a nonstatutory 2,500-share option on the day the non-employee director first becomes a non-employee director and each year on the day after the annual meeting of shareholders of the Company, at an exercise price equal to the fair market value (as defined in the Plan) of the common stock on the date of the grant. The option is immediately vested.

The Plan would enable the Company to grant either “non-qualified options” or “incentive stock options”. No options could be granted under the Plan later than December 1, 2019. Options could have an exercise period of up to ten years as determined by the Committee. In the event of termination of employment due to death, disability or retirement, the period of time for exercise varies from two to five years. The options would not be transferable, except in the event of death. The exercise price per share for each option would be not less than the fair market value on the date of grant. It is provided that payment for the exercise may be made in stock or cash. The aggregate fair market value (determined as of the time such option is granted) of the common stock for which any employee may have incentive stock options vest in any calendar year may not exceed $100,000. Proceeds received from the exercise of options will be used for general corporate purposes.

Under currently applicable provisions of the Internal Revenue Code an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

1.

Upon the exercise of a non-qualified option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to optionee.

2.	Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If either of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain measured at the date of exercise. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

Under the Internal Revenue Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled or dies while employed by the Company or within three months thereafter, such statutory treatment is available for one year following termination. In no event do these statutory provisions extend the rights to exercise an option beyond those provided by its terms.

The closing sale price of the Company’s common stock on October 8, 2009 as reported by The Nasdaq Stock Market was $8.05 per share.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the meeting will be required for approval of the Plan.

The Board recommends a vote FOR the proposal to approve the 2009 Stock Option Plan. Unless otherwise specified, the proxies solicited by the Board will be voted FOR the proposal.

Name	Age	Director Since	Principal Occupation, Other Directorships and Employment During the Last Five Years

DIRECTORS WHOSE TERMS EXPIRE AT THE 2009 ANNUAL MEETING, CLASS II

James R. Richardson	65	1990	Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc.

Patrick M. Crahan	61	1997

Senior Vice President Commercial Seating, 2003 to present, Flexsteel Industries, Inc.; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for-profit gaming); Director, Dubuque Bank and Trust Company, Dubuque, Iowa.

Robert E. Deignan(1)(2)	70	2001	Senior Counsel, Baker & McKenzie LLP (law firm).

Mary C. Bottie(1)(2)	51	2003	Retired Vice President of Marketing and General Management, Motorola, Inc. (a communications company).

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING, CLASS III

Jeffrey T. Bertsch	54	1997	Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank, Dubuque, Iowa.

Lynn J. Davis(1)(2)	62	1999

Retired President and Chief Operating Officer, 2005 to 2006, August Technology (supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners; President, 2001, ADC Telecommunications, Inc. (a supplier of network infrastructure products and services); Director, Automated Quality Technologies, Inc. (mfr. of non-contact measurement equipment); Director, Superconductor Technologies, Inc. (mfr. of wireless communication infrastructure).

Eric S. Rangen(1)(2)	52	2002

Senior Vice President and Chief Accounting Officer, 2006 to present, UnitedHealth Group (diversified health and well-being company); Executive Vice President and Chief Financial Officer, 2001 to 2006, Alliant Techsystems Inc. (advanced weapons and space systems company); Partner, 1994 to 2001, Deloitte & Touche LLP (an accounting firm).

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE AT THE 2011 ANNUAL MEETING, CLASS I

Thomas E. Holloran(1)(2)	80	1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (a medical device company), 1960 to 2000.

L. Bruce Boylen	77	1993	Retired Vice President, Fleetwood Enterprises, Inc. (mfr. of recreational vehicles and manufactured homes).

Ronald J. Klosterman	61	2005

Chief Executive Officer, 2006 to present; President, 2005 to present; Chief Operating Officer, 2005 to 2006, Executive Vice President and Chief Financial Officer, 1995 to 2005, Director of Operations, 2004 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank); Director, Iowa Health System (network of hospitals in Iowa and Illinois).

_______________________

(1)	Member of Audit and Ethics Committee
(2)	Member of Nominating and Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) the individual that served as our principal executive officer (“Chief Executive Officer”) during our fiscal year ended June 30, 2009, referred to as fiscal 2009; (ii) our two most highly compensated individuals who served as executive officers of Flexsteel other than our Chief Executive Officer at the end of fiscal 2009. The Chief Executive Officer and the two executive officers named below are collectively referred to in this proxy statement as the named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Ronald J. Klosterman	2009	470,100	12,900	—(3)	143,249	(4)	626,249
Chief Executive Officer	2008	433,200	23,100	42,970	142,735	(4)	642,005

Donald D. Dreher	2009	379,200	8,600	—(3)	32,036	(5)	419,836
President and Chief Executive Officer of DMI Furniture, Inc.	2008	366,300	15,400	—	37,368	(5)	419,068

James R. Richardson	2009	297,000	8,600	—(3)	78,538	(4)	384,138
Senior Vice President Marketing	2008	286,800	15,400	97,010	106,143	(4)	505,353

_______________________

(1)	The amounts shown represent the aggregate grant date fair value computed in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

(2)	The amounts shown represent the cash bonuses earned under the Company’s annual incentive program.

(3)

In June 2008, the Nominating and Compensation Committee established the targets for the Company’s Executive Officers’ annual incentive awards. At the end of fiscal year 2009, it was determined that the target for free cash flow was exceeded and the Executive Officers as a group were eligible to receive $306,000 in cash bonuses. The Executive Officers believed that it was inappropriate to receive any cash bonuses for fiscal year 2009 due to the overall actions taken in response to the dramatic economic downturn. These actions included closing facilities, significant employee terminations, salary deferrals and a reduction in the dividend payments to shareholders. The Company experienced significant declines in revenue, operating results were near breakeven and the Company recorded a net loss. As many of the factors affecting fiscal year 2009 could not have been anticipated when the targets were established, the Nominating and Compensation Committee concurred with the recommendation of the Executive Officers and no cash bonuses were awarded or paid for fiscal year 2009.

(4)

Includes for the named executive officer indicated amounts paid or accrued for the following perquisites and personal benefits: car allowance or company-provided car, tax planning services, country club dues, supplemental health insurance, furniture program, company retirement plan contributions and matching contributions to our 401(k) plan. The amounts of our contribution to the senior officer supplemental retirement plan for 2009 and 2008 for Mr. Klosterman were $93,000 and $95,800, respectively and for Mr. Richardson were $31,000 and $64,500, respectively.

(5)

Includes for the named executive officer indicated amounts paid for the following perquisites and personal benefits: car allowance or company-provided car, tax planning services, country club dues, furniture program and matching contributions to the Company’s 401(k) plan.

We offer the following retirement plan benefits to our executive officers, other than Donald D. Dreher (who receives the benefits required by his employment agreement described below):

• Retirement Savings Plans. We maintain the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan, referred to as the Retirement Plan, a qualified plan available generally to all salaried employees. The Retirement Plan provides that we can make discretionary contributions, on a non-discriminatory basis, under the Retirement Plan. There were no discretionary contributions during fiscal 2009. The Retirement Plan also provides for each participant to make elective contributions up to 50% of base salary and annual cash bonus (pay), subject to Internal Revenue Code limits, which are matched by us at 25% of the first 4% of pay contributed by the participant. In addition, the Retirement Plan requires that we contribute 4% of pay up to the Social Security base and 6% of pay in excess of the Social Security base on behalf of each participant in the plan. The amount of these matching contributions and other required company contributions is shown in the Summary Compensation Table in the column titled “All other compensation” above.

• Nonqualified Voluntary Deferred Compensation and Senior Officer Supplemental Retirement Plans.

Voluntary Deferred Compensation – We maintain the Flexsteel Industries, Inc. Voluntary Deferred Compensation Plan, referred to as the Voluntary Plan, which allows our executive officers the opportunity to voluntarily defer, based on annual elections, 10% to 30% of their base salary, 10% to 100% of annual incentive compensation and 33% to 100% of their long-term incentive compensation. We offer this opportunity to our executive officers to assist them in income tax and estate planning purposes. The executive officer may elect an earnings credit based on the prime interest rate effective on January 1 of each calendar year, the annual return of the S&P 500 Index as of the end of calendar year, or a combination of the two. Distributions are made upon the earliest of the participant’s death, disability, or the date which is six months after the date of the executive’s separation of service from the Company. The Voluntary Plan does not permit us to make contributions.

Senior Officer Supplemental Retirement Plan – We maintain supplemental retirement plans, collectively referred to as the Supplemental Plan, which provides for additional annual defined contributions toward retirement benefits to our senior executive officers. The additional contribution is stipulated in the executive’s individual agreements or in the document governing the arrangements. Earnings are credited to the accumulated contributions based on the investment return of assets we designate for this obligation.

The amount of the contribution for each named executive officer is reported in the Summary Compensation Table in the column titled “All other compensation”. Distributions begin when the executive attains age 65 and retires or in some cases when the executive terminates employment. Distributions are paid in installments or lump sums as elected by the executive. Under the Supplemental Plan our named executive officers are entitled to monthly payments of $5,000 until they reach or would have reached age 65 upon termination of employment due to death or disability.

Employment Agreement for Donald D. Dreher. On October 1, 2006, we entered into an employment agreement with Donald D. Dreher, a Senior Vice President of Flexsteel and Chief Executive Officer and President of DMI Furniture, Inc. and on June 27, 2008, we entered into an amendment to the employment agreement extending the term of the agreement from December 31, 2009 to September 30, 2012, unless terminated prior to that time as provided in the employment agreement. We have the right to terminate the employment agreement upon 30 days advance notice without cause and can terminate the employment agreement for cause (as defined in the employment agreement) upon 120 days advance notice. Under the terms of the employment agreement, Mr. Dreher is entitled to a base annual salary of $379,200 and an annual bonus, subject to achieving annual performance levels established by our Board, of not less than $50,000, unless our subsidiary, DMI Furniture, Inc., reports a financial pre-tax loss (before this bonus) in which case no bonus shall be paid. Mr. Dreher’s employment agreement also provides that we provide him with life insurance; health, disability and travel accident insurance consistent with DMI Furniture, Inc’s coverage; automobile allowance; reimbursement for certain medical care expenses; personal tax and financial planning expense allowance; and country club dues. If Mr. Dreher becomes disabled, his fringe benefits continue through December 31, 2009. If the employment agreement is terminated without cause prior to September 30, 2012, Mr. Dreher is entitled to payment in one lump sum of the balance of his base salary through September 30, 2012 so long as he agrees to comply with the noncompete provisions of the employment agreement. The employment agreement also contains a 24-month post-termination noncompete provision and non-solicitation and confidentiality provisions. Assuming Mr. Dreher was terminated without cause effective June 30, 2009, he would have been entitled to an estimated lump sum cash severance payment in the aggregate amount of approximately $1,232,000. If he had been terminated due to disability effective June 30, 2009, Mr. Dreher would have been entitled to the continuation of all of his fringe benefits through December 31, 2009 with an estimated present value of approximately $17,000. The foregoing amounts are estimates of the amounts that would have been paid out to Mr. Dreher upon his termination of employment. The actual amounts to be paid out can only be determined at the time Mr. Dreher in fact terminates employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at June 30, 2009 for each of our named executive officers.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Ronald J. Klosterman	30,000	6.81	12/08/2018
	15,000	12.35	12/10/2017
	15,000	12.65	12/11/2016
	12,000	14.40	12/13/2015
	12,000	16.49	12/04/2014
	12,000	19.21	11/25/2013
	10,750	15.925	12/09/2012
	7,500	13.25	11/02/2009
Donald D. Dreher	20,000	6.81	12/08/2018
	10,000	12.35	12/10/2017
	10,000	12.65	12/11/2016
	10,750	14.40	12/13/2015
	10,000	16.49	12/04/2014
	8,000	19.21	11/25/2013
James R. Richardson	20,000	6.81	12/08/2018
	10,000	12.35	12/10/2017
	10,000	12.65	12/11/2016
	10,750	14.40	12/13/2015
	10,750	16.49	12/04/2014
	10,750	19.21	11/25/2013
	10,750	15.925	12/09/2012
	1,050	10.30	11/02/2011
	700	10.75	11/14/2010
	9,000	13.25	11/02/2009

_______________________

(1)	All option awards are fully vested as of the date of grant.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal 2009 awarded to or earned by each of our directors who is not also a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
L. Bruce Boylen	47,900	1,125	49,025
Mary C. Bottie	40,300	1,125	41,425
Lynn J. Davis	40,300	1,125	41,425
Robert E. Deignan	41,300	1,125	42,425
Thomas E. Holloran(3)	40,900	1,125	42,025
Eric S. Rangen	40,700	1,125	41,825

_______________________

(1)

Each Director who is not an employee of the Company is paid a retainer at the rate of $14,000 per year. In addition, each is paid a fee of $3,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $24,500 per year and a fee of $5,200 for each Board meeting attended. For attending a committee meeting or a meeting of independent directors each is paid a fee of $1,300. The Chairman of each Committee is paid $1,500 for each meeting attended. We pay no additional remuneration to our employees who are Directors.

(2)

The amounts shown represent the aggregate grant date fair value computed in order to record compensation expense in accordance with U.S. GAAP. Each Director who is not employed by us receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on the date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by us, will receive an immediate one-time option grant for 2,500 shares.

(3)

We have a long-standing agreement with Thomas E. Holloran pursuant to which we will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of the ten members identified under Proposal I (Election of Directors). During the fiscal year ended June 30, 2009, five meetings of the Board were held. All of the directors of the Company attended no less than 75% of the meetings of the Board and the committees on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meetings, but the Board encourages all its members to attend the annual meeting of shareholders. Seven members of the Board of Directors attended the prior year’s annual meeting.

The Board has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors as defined by The NASDAQ Stock Market listing standards: Mary C. Bottie, L. Bruce Boylen, Lynn J. Davis, Robert E. Deignan, Thomas E. Holloran and Eric S. Rangen. The independent directors meet periodically in executive session without the Chief Executive Officer or other management directors present. Thomas E. Holloran presides at these meetings.

Ability of Shareholders to Communicate with the Board of Directors

The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the directors.

Committees of the Board

Our Board of Directors has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

Audit and Ethics Committee — Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held ten meetings during the fiscal year ended June 30, 2009. The Committee members are Eric S. Rangen, Mary C. Bottie, Lynn J. Davis, Robert E. Deignan and Thomas E. Holloran. The Board has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Board has determined that two members of the Audit and Ethics Committee qualify as “audit committee financial experts” within the meaning of the Securities Exchange Act of 1934, as amended, referred to as the 1934 Act, and have designated Eric S. Rangen and Lynn J. Davis as the audit committee financial experts.

Nominating and Compensation Committee — Makes recommendations regarding Board compensation; reviews performance and compensation of all executive officers; determines stock option grants; advises regarding employee benefit plans; reviews timely proposed nominations received from any source including nominations by shareholders and makes recommendations to the Board regarding all director nominees; and develops and maintains succession planning policies and criteria for senior executives and Board members.

The Board has adopted a written charter for the Nominating and Compensation Committee. The Board believes all Nominating and Compensation Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Committee held four meetings during the fiscal year ended June 30, 2009. The Committee members are Robert E. Deignan, Mary C. Bottie, Lynn J. Davis, Thomas E. Holloran and Eric S. Rangen.

Stock Option Granting Policy — The Nominating and Compensation Committee has formalized its stock option granting practices by adopting a policy for the grant of stock options. The policy reflects the Nominating and Compensation Committee’s long-standing approach to stock option grants described above. In addition, the policy provides, among other things, that all grants of stock options must be approved by the Nominating and Compensation Committee at in person or telephonic meetings generally on an annual basis; stock options may not be granted to a current director, officer or employee during any quarterly or other blackout period as defined in our insider trading policy; the grant date for each option will be the date of the Nominating and Compensation Committee meeting at which action was taken to approve the stock option; the exercise price for the stock option will be equal to the last sale price per share of our common stock as reported on The NASDAQ Stock Market on the grant date; specifies procedures for granting stock options to newly hired executives; and that any program, plan or practice to time or select the grant dates of stock options in coordination with the release by us of material non-public information is prohibited.

Nomination Matters — The Nominating and Compensation Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees.  If the Nominating and Compensation Committee approves a candidate for further review following an initial screening, the Nominating and Compensation Committee will establish an interview process for the candidate.  Generally, the candidate will meet with the members of the Nominating and Compensation Committee, along with our Chief Executive Officer.  Contemporaneously with the interview process, the Nominating and Compensation Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate.  The Nominating and Compensation Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors.  The Nominating and Compensation Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Compensation Committee by our shareholders.  Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Compensation Committee.  Nominations by shareholders to be made at the annual meeting but not to be included in our proxy statement must be received by the Secretary of the Company at least 18 days before the annual meeting and set forth nominee information as required by the Company’s 1983 Restated Articles of Incorporation, as amended, which are available upon request to the Secretary of the Company. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name, age, business address and, if known, residence address of each nominee proposed in such notice;

•	The principal occupation or employment of each such nominee; and

•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.

Committee Charters — Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com.

Audit and Ethics Committee Report

The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board, referred to as the PCAOB in Rule 3200T. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as adopted by the PCAOB in Rule 3200T, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10K for the last fiscal year for filing with the SEC.

This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Eric S. Rangen	Mary C. Bottie	Lynn J. Davis	Thomas E. Holloran	Robert E. Deignan
Chair

Code of Ethics

The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at www.flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

OWNERSHIP OF STOCK BY

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of September 30, 2009. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)		Percent of Common Stock Outstanding(6)
Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	385,154	(3)(5)	5.8%

Mary C. Bottie	Director	15,100		0.2%

L. Bruce Boylen	Chairman of the Board of Directors	20,500		0.3%

Patrick M. Crahan	Senior Vice President Commercial Seating, Director	201,959	(5)	3.0%

Lynn J. Davis	Director	22,500		0.3%

Robert E. Deignan	Director	21,500		0.3%

Thomas E. Holloran	Director	31,180		0.5%

Ronald J. Klosterman	Chief Executive Officer and President, Director	187,137		2.8%

Eric S. Rangen	Director	20,000		0.3%

James R. Richardson	Senior Vice President Sales and Marketing, Director	462,267	(4)(5)	6.9%

Donald D. Dreher	Senior Vice President, President and Chief Executive Officer DMI Furniture, Inc.	69,750		1.0%

All Directors and Executive Officers as a Group (14)		1,766,637		24.1%

_______________________

(1)

Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 92,000; M.C. Bottie – 15,000; L.B. Boylen – 20,500; P.M. Crahan – 83,000; L.J. Davis – 15,000; R.E. Deignan – 17,500; T.E. Holloran – 20,500; R. J. Klosterman – 114,250; E.S. Rangen – 19,500; J.R. Richardson – 93,750; D.D. Dreher – 68,750.

(2)	Includes shares, if any, owned beneficially by their respective spouses.

(3)

Does not include 191,338 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)

Includes 171,580 shares held in the Irrevocable Arthur D. Richardson Trust for which J.R. Richardson serves as co-trustee and over which shares J.R. Richardson has the rights of voting and disposition.

(5)

Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; J.R. Richardson – 15,049.

(6)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2009, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

OWNERSHIP OF STOCK BY

CERTAIN BENEFICIAL OWNER

To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of September 30, 2009 except as is set forth below.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)		Percent of Class(4)
Dimensional Fund Advisors LP, 6300 Bee Cave Rd.,	519,761		7.9%
Bldg. One, Austin, TX 78746
James R. Richardson, P.O. Box 877, Dubuque, IA 52004	462,267	(3)	6.9%
Jeffrey T. Bertsch, P.O. Box 877, Dubuque, IA 52004	385,154	(2)	5.8%
Perritt Capital Management, Inc., 300 South Wacker Dr., Suite 2880, Chicago, IL 60606	337,808		5.1%

_______________________

(1)

To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as disclosed in footnotes (1) and (5) of Ownership of Stock by Directors and Executive Officers.

(2)	Does not include 191,338 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.

(3)	Includes 171,580 shares held in the Irrevocable Arthur D. Richardson Trust as disclosed in footnote (4) of Ownership of Stock by Directors and Executive Officers.

(4)

Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 30, 2009, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

EXECUTIVE OFFICERS

The executive officers of the Company, their ages, positions (in each case as of June 30, 2009), and the year they were first elected or appointed an officer of the Company, are as follows:

Name (age)	Position (date first became officer)
Ronald J. Klosterman (61)	Chief Executive Officer and President (1989)
James R. Richardson (65)	Senior Vice President of Residential Sales and Marketing (1979)
Thomas D. Burkart (66)	Senior Vice President of Vehicle Seating (1984)
Patrick M. Crahan (61)	Senior Vice President of Commercial Seating (1989)
Jeffrey T. Bertsch (54)	Senior Vice President of Corporate Services (1989)
Donald D. Dreher (60)	Senior Vice President (2004), and President & CEO of DMI Furniture, Inc. (1986)
James E. Gilbertson (59)	Vice President of Vehicle Seating (1989)
Timothy E. Hall (51)	Vice President-Finance, Chief Financial Officer & Secretary (2000)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP was the Company’s independent registered public accounting firm in fiscal 2009. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various audit-related services during fiscal 2009.

The Audit and Ethics Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. The Audit and Ethics Committee reviewed professional services and the possible effect on Deloitte & Touche LLP’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence. All services provided by Deloitte & Touche LLP during fiscal 2009 were pre-approved by the Audit and Ethics Committee.

The aggregate fees billed for each of the past two fiscal years ended June 30 for each of the following categories of services are set forth below:

	2009	2008
Audit Fees(1)	$365,000	$578,000
Audit Related Fees(2)	38,000	38,000
Tax Fees(3)	—	22,000
Total	$403,000	$638,000

_______________________

(1)

Professional fees and expenses for audit of financial statements and internal control over financial reporting services for fiscal 2009 and 2008, as applicable, and consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) consents and other services related to Securities and Exchange Commission matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit and reviews.

(2)	Professional fees and expenses for audit-related services billed in fiscal 2009 and 2008 consisted of employee benefit plan audits.

(3)

Professional fees and expenses for tax services billed in fiscal 2008 consisted of tax planning and advice services totaling $22,000 and consisted of (i) tax advice related to structuring certain proposed transactions; and (ii) general tax planning matters.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2009 about the Company’s equity compensation plans, including the Company’s stock option plans and management incentive plan. All of these plans have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,020,454	$12.94	730,100
Equity compensation plans not approved by security holders	—		—
Total	1,020,454	$12.94	730,100

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Directors’ Interests in Financial Institutions

Jeffrey T. Bertsch, an executive officer and director of the Company, is a director of American Trust and Savings Bank where the Company maintains a $4.0 million line of credit, cumulative letter of credit facilities of $4.9 million and $5.1 million in fiscal years 2009 and 2008, respectively, and where its routine daily banking transactions are processed. In addition, the Company has unfunded deferred compensation plans. Funds of the deferred compensation plans are held in a Rabbi Trust. The Rabbi Trust assets are administered by

American Trust and Savings Bank’s trust department. The Company receives no special services or pricing on the services performed by this bank due to the directorship of Mr. Bertsch. At June 30, 2009 and 2008, no amount and $1.1 million, respectively, were outstanding on the line of credit at the prime rate minus 1%. It is expected that the Company’s relationship with this bank will continue in the future.

PROPOSALS BY SHAREHOLDERS

Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2010 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. The Company must receive it no later than June 30, 2010. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2010 annual meeting (other than a director nomination) without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than September 12, 2010. Please refer to the section Nomination Matters under CORPORATE GOVERNANCE above for the timing and process of nominating a director without such nomination being included in the proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2009.

OTHER MATTERS

The percentage total number of the outstanding shares represented at each of the last three years shareholders’ annual meetings was as follows: 2006 - 86.6%; 2007 – 95.6%; 2008 – 89.3%.

A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, other reports filed or furnished with or to the Securities and Exchange Commission, our Guidelines for Business Conduct, Audit and Ethics Committee Charter and Nominating and Compensation Committee Charter are available , without charge, on the Company’s website at www.flexsteel.com or by writing to the Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877.

The Board does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by lining or crossing out the authority on the proxy card.

If any matters properly come before the 2010 annual meeting, but the Company did not receive notice of it prior to September 12, 2010, the persons named in our proxy card for that annual meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

Shareholders are urged to vote, date, sign and return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy E. Hall

Secretary

Dated:	October 21, 2009 Dubuque, Iowa

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

DECEMBER 7, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and
2009 Annual Report to Shareholders are available at www.flexsteel.com in the
“About Flexsteel” section under “Investor Relations”.

APPENDIX A

FLEXSTEEL INDUSTRIES, INC.

2009 STOCK OPTION PLAN

SECTION 1

DEFINITIONS: As used herein, the following terms have the meaning indicated:

“AGREEMENT” means the Option Agreement entered into between the Company and an Optionee.

“BOARD OF DIRECTORS” means the Board of Directors of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder,

“COMMITTEE” means the members of the Board of Directors appointed to administer the Plan.

“COMPANY” means Flexsteel Industries, Inc.

“DATE OF ADOPTION” means December 7, 2009.

“DATE PLAN APPROVED BY SHAREHOLDERS” means December 7, 2009.

“OPTION” means an Optionee’s right to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and Agreement. Options are either Incentive Stock Options or Nonqualified Stock Options.

“OPTIONEE” means an eligible employee who has been designated for participation under the Plan as defined in Section 5(a) or a Non-employee director granted options pursuant to Section 5(e).

“OPTION PERIOD” means the ten-year or lesser period of time during which the Stock Option Agreement allows the Option to be exercised commencing with the date the Option is granted. No Option shall be granted after December 1, 2019.

“NON-EMPLOYEE DIRECTOR” means a director of the Company who has not been an employee of the Company for three years.

“PLAN” means the Flexsteel Industries, Inc. 2009 Stock Option Plan.

SECTION 2

AGGREGATE SHARES UNDER THE PLAN AND PURPOSE:

(a)	The aggregate number of shares which may be issued pursuant to this Plan under Options is 500,000 Common Shares of the Company, subject to adjustments provided for hereafter in Section 4(b).

(b)

The purpose of this Plan is to encourage the growth and success of the Company by providing incentives to motivate, attract and retain employees of competent training, experience and ability to encourage such people to invest in the Common Stock of the Company, thereby increasing their proprietary interest in the business and their personal interest in the Company’s continued success and progress. The purpose also is to attract and retain outstanding Non-employee directors by enabling them to participate in Company growth through automatic non-discretionary grants of Options.

(c)

The Plan shall be deemed to have been adopted December 7, 2009, subject to the ratification and approval by shareholders of the Company at the December 7, 2009 Annual Meeting. Options may be granted after the Plan is adopted and before the Plan is approved by shareholders but the Company shall have no obligations of any nature whatsoever to any employee or other person arising out of either this Plan or any Options granted hereunder unless shareholder approval is obtained.

(d)

The Plan will not confer upon any Optionee any right with respect to continuance of employment by the Company, nor a continuing directorship, nor will it interfere in any way with the Company’s right to terminate the Optionee’s employment at any time with or without cause.

(e)	No Option shall be granted pursuant to the Plan after December 1, 2019.

(f)

The Committee, in its discretion, shall set the length of the time during which each Option may be exercised, except for Non-employee director grants, but in no event shall it be longer than ten years after the date of grant.

SECTION 3

ADMINISTRATION:

(a)

Subject to such orders and resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, the Plan shall be administered by, or only in accordance with the recommendation of, a Committee of two or more persons having full authority to act in the matter, all of the members of which Committee are qualified within the meaning of (i) Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (ii) Section 162(m) of the Code and (iii) any rules and regulations of a stock exchange on which the Company’s stock is traded.

(1)

The Committee shall administer the Plan and accordingly, it shall have full power to grant Options, construe and interpret the Plan, amend and adjust terms of then existing options subject to restrictions of this Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

(2)

The determination of those eligible to receive Options, and the amount, type and timing of each Option and the terms and conditions of the respective Option Agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

(3)

The Committee may cancel any Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interests of the Company and/or accepts employment with a competitor. This provision does not apply to Non-employee director Options.

(4)

The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

None of the Committee members are eligible to receive Options under the Plan while a member of the Committee, except pursuant to Section 5(e).

(b)

All determinations by the Committee shall be made by the affirmative vote of a majority of its members by written consent or by a majority vote, in person or otherwise, of its members at a meeting called for that purpose.

(c)

Each Option shall be evidenced by an Agreement which shall contain the terms and conditions and shall be signed by an Officer of the Company and the Optionee. As a minimum, the Agreement shall state the number of shares of stock under Option, the Option price and the duration of the Option.

(d)

All decisions made by the Committee pursuant to provisions of the Plan or related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all parties, including the Company, shareholders, employees and Optionees.

SECTION 4

SHARES SUBJECT TO THE PLAN:

(a)

Shares to be delivered upon exercise of an Option under the Plan shall be made available at the discretion of the Board of Directors either from authorized but unissued shares of the Company’s Common Stock or shares acquired by the Company, including shares purchased in the open market.

(b)

In the event of merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporation structure affecting the Company’s Common Stock the number of shares of Common Stock available for Options and subject to outstanding Options shall be adjusted proportionately. Similarly, the Option price per share of outstanding Options shall be appropriately adjusted. However, fractional shares may be rounded to the nearest whole share.

SECTION 5

ELIGIBILITY AND PARTICIPATION:

(a)

The persons eligible for participation in the Plan shall be full-time managerial, administrative or professional employees of the Company, Non-employee directors and those other employees who are key to the Company’s success. This includes officers, whether or not Directors of the Company. Participation in the Plan shall not be automatic except for Non-employee directors who shall be granted Options in amounts and pursuant to the terms only as provided by Section 5(e) herein and not otherwise.

(b)

Subject to the limitations of the Plan, the Committee shall select the persons to participate in the Plan, determine the number and Option price of shares subject to each Option, and determine the date when each Option shall be granted and the date when each Option shall expire. The date the employee becomes an Optionee is the date of his Agreement with the Company. More than one Option may be granted to the same Optionee and an Optionee may enter into more than one Agreement with the Company.

(c)

No Incentive Stock Option shall be granted to anyone who, immediately after such Option would otherwise be granted, would own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(d)

An Option granted to an Optionee under this Plan shall in all events lapse upon expiration of the Option period, if not exercised, lapsed, canceled or otherwise terminated prior thereto. If an Option granted hereunder is not exercised but is canceled, terminated or lapsed, the shares covered by such Option shall become again available for grant by the Committee under this Plan.

(e)

Each person who becomes for the first time a Non-employee director, including by reason of election, appointment or lapse of three (3) years since employment by the Company (whether or not that person is standing for re-election that year), will receive an immediate one-time Option grant for 2,500 shares (under all such plans of the Company and its parent and subsidiary corporations, if any). Each Non-employee director will receive an Option grant for 2,500 shares (under all such plans of the Company and its parent and subsidiary corporations, if any) on the first business day following each annual meeting. The following terms and conditions are applicable to each Option. The Option price per share will be equal to one hundred percent (100%) of the fair market value on the date of the Option grant. The Options will have terms of ten years measured from the date of the Option grant.

SECTION 6

TERM OF THE PLAN AND OPTION PERIOD:

(a)

The Plan shall automatically terminate on December 1, 2019, which is within ten years from the Date of Adoption. No Options shall be granted after the date of such termination. However, the Plan shall remain in effect as to all outstanding Options until the outstanding Options are exercised, canceled, terminated or lapsed.

(b)	Such termination shall not adversely affect Options previously granted.

(c)

Subject to the provisions of the Plan with respect to death, disability, retirement, termination of employment, or otherwise, the maximum period during which each Option shall be exercised shall be fixed by the Committee, except for Non-employee directors, at the time each such Option is granted, but in no event shall it exceed ten years from the date of such grant.

SECTION 7

OTHER PROVISIONS:

The Committee may grant either Incentive Stock Options or Nonqualified Stock Options to employees. Where an Incentive Stock Option and a Nonqualified Stock Option are awarded by the Committee, such Options shall constitute separate grants and shall clearly be identified as such. In no event will the exercise of one such Option affect the right to exercise the other such Option. If an Incentive Stock Option is awarded, absolutely all terms and conditions making it so must be complied with by the Company and the Optionee.

(a)

OPTION PRICE: The Option price for shares of Common Stock of the Company shall be one hundred percent (100%) of the fair market value of such Common Stock on the date the Option is granted. For the purposes of this Plan, such fair market value shall be determined (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the date of grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of grant, then upon the basis of preceding the date of grant, or (ii) in the case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the date of grant or, if the Common Stock was not traded on said date, upon the basis of the mean of such prices on the date nearest preceding the date of grant, and upon any other factors which the Committee shall deem appropriate.

(b)

MAXIMUM OPTION GRANTS: The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations, if any) shall not exceed $100,000. Options granted in excess of the applicable statutory limit shall be treated as Nonqualified Stock Options. No Optionee may be granted Options in any fiscal year to purchase an aggregate number of shares in excess of 100,000 Common Shares per Optionee.

(c)

EXERCISE OF OPTIONS: Each Option granted under the Plan shall be exercisable at the Option price set forth in the Agreement, on such date or dates during such Option Period (not exceeding ten years from the date of such grant) and for such number of shares as determined by the Committee and as is set forth in the Agreement with respect to such Option. However, no Option granted hereunder to any employee may be exercised except in the case of death, disability or retirement pursuant to any pension or retirement plan of the Company, until two years of continued employment with the Company has elapsed. Any Optionee desiring to exercise any Option hereunder shall give written notice to the designated financial officer of the Company and include therein full payment for the shares supporting such Option. Full payment of the exercise price including any tax due is to be made in cash, with the stock of the Company or with a combination of both. Notice is only valid when full payment is included therewith.

(d)

TRANSFERABILITY OF OPTIONS: An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Optionee shall only be exercisable by the Optionee. The Optionee shall have no interest in the stock subject to Options and shall have no rights until the shares are fully paid for and certificates for such stock are issued to the Optionee.

(e)

PAYMENT FOR SHARES: No shares shall be issued to any Optionee until notice, as defined in Section 7(c) has been given to the Company. Within 45 days after the receipt of said notice to exercise the Option, the Company shall deliver to the Optionee certificates representing all stock purchased thereunder.

(f)

RESTRICTION ON SALE OF SHARES: Any stock received pursuant to the exercise of an Incentive Stock Option which is sold within either: 1) two years from the effective date of the Option grant, or 2) within one year of the effective date of exercise, shall not be afforded the tax treatment of Incentive Stock Options. However, if any Optionee disposes of shares of Common Stock of the Company acquired on the exercise of an Incentive Stock Option by sale or exchange, either: 1) within two years after the date of the Option grant of the Incentive Stock Option under which the stock was acquired, or 2) within one year after the acquisition of such shares, the Optionee shall notify the Company of such disposition and of the amount realized upon such disposition.

SECTION 8

DEATH, RETIREMENT AND TERMINATION OF SERVICES:

Any Option granted to an employee or non-employee Director, the period of which has not lapsed or expired, shall terminate at the time of the death of the Optionee to whom the Option was granted or on the retirement or termination for any reason of such Optionee’s employment with the Company or cessation of serving as a non-employee Director, and no shares may thereafter be delivered pursuant to such Option, except that:

(a)

within two years after the date of the Optionee’s death, during which two year period the Option may be exercised by the Optionee’s estate, legal representative, or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option but only to the extent the Optionee was entitled to exercise it at the time of death. The Option must be exercised in the manner provided for in Section 7(c).

(b)

within five years after termination of employment by reason of retirement pursuant to any pension or retirement plan of the Company or cessation of serving as a non-employee Director and to the extent the Optionee would have been able to exercise it at the time of such termination or cessation. The Option must be exercised in the manner provided for in Section 7(c).

(c)

within two years after termination of employment by reason of disability to the extent the Optionee would have been able to exercise it at the time of such termination. The Option must be exercised in the manner provided for in Section 7(c).

Nothing in this Section 8 shall extend the option period as established at time of grant.

SECTION 9

AMENDMENT OF THE PLAN:

The Board of Directors may amend, suspend or discontinue the Plan, but may not, without the approval of the Company’s shareholders, make any amendment which would:

(a)

abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, or permit any person while a member of the Committee to become eligible to participate in the Plan subject to Section 5(e);

(b)	make any material change in the class of eligible employees as defined in the Plan;

(c)	increase the aggregate number of shares for which Options may be granted under the Plan;

(d)	extend the term of the Plan or the maximum Option Period; or

(e)

change the right of any Non-employee director to receive automatic non-discretionary grants of Options under this Plan. The Plan provisions relating to grants to Non-employee directors shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

REQUIREMENTS OF LAW:

(a)

WITHHOLDING TAXES: The Company shall have the right to deduct from all payments under this Plan, in cash, or deduct from payroll wages, an amount necessary to satisfy any federal, state or local withholding tax requirements or otherwise.

(b)	GOVERNING LAW: The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

(c)	AGREEMENT TO COMPLY WITH SECURITIES LAWS AND THE INTERNAL REVENUE CODE: Before the Company delivers any stock purchased, the following written statement may be required from the Optionee:

“I agree not to dispose of the shares purchased by me pursuant to the Flexsteel Industries, Inc. 2009 Stock Option Plan, otherwise than in compliance with the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder and all other laws, rules and regulations applicable.”

(c)

If any Incentive Stock Option is not granted, exercised or held pursuant to the requirements of Section 422 of the Code, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the Option grant or exercise is in conflict with such requirements.

Notice of 2009

Annual Meeting

and

Proxy Statement

FLEXSTEEL INDUSTRIES, INC.	THIS PROXY IS SOLICITED ON BEHALF OF THE
P.O. BOX 877	BOARD OF DIRECTORS FOR THE ANNUAL MEETING
DUBUQUE, IA 52004-0877	OF SHAREHOLDERS TO BE HELD DECEMBER 7, 2009

The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Ronald J. Klosterman and Eric S. Rangen, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held on Monday, December 7, 2009 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments or postponements thereof as follows:

The Board of Directors recommends a vote FOR:

Proposal No. I – Election of four (4) Class II Directors (Terms will Expire at the 2012 Annual Meeting):

James R. Richardson (Class II)		Patrick M. Crahan (Class II)		Robert E. Deignan (Class II)	Mary C. Bottie (Class II)

☐	FOR all Nominees (Except as marked to the contrary)	☐	WITHHELD from all Nominees	☐	WITHHELD from the following only: (Write name(s) below)

Proposal No. II – Approval of the 2009 Stock Option Plan:

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, UNLESS THE SHAREHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

(Important: continued, and to be signed and dated, on the reverse side)

(Continued from other side)

The Undersigned hereby revokes any proxy or proxies to vote such shares heretofore given.

PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

Dated	, 2009.

(Signature)

Signature of shareholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above-signed shareholder. If no direction is given, this proxy will be voted FOR Proposals I and II and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof will not be crossed out.